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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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DATE OF REPORT: JANUARY 8, 1998

                              HRE PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)
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
              MARYLAND                       1-6309                   04-2458042*
    (State or Other Jurisdiction        (Commission File           (I.R.S. Employer
  of Incorporation or Organization)          Number)            Identification Number)

                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830
                                  203-863-8200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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*    I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described in Registration Statement No. 333-19113-01.

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ITEM 5.  OTHER EVENTS.

Private Placement of Preferred Stock.

         On January 8, 1998, HRE Properties, Inc., a Maryland corporation (the "Company"), privately sold, in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D ("Regulation D") promulgated thereunder, 350,000 shares of 8.99% Series B Senior Cumulative Preferred Stock (the "Preferred Stock") to three "accredited investors" (the "Initial Purchasers"), as that term is defined under Rule 501 of Regulation D, for an aggregate purchase price of $35,000,000, pursuant to that certain Subscription Agreement, dated January 8, 1998 (the "Subscription Agreement"), by and among the Company and the Initial Purchasers. A commission of 3.15% of the aggregate purchase price of the Preferred Stock, aggregating $1,102,500, was paid by the Company to its placement agent in connection with the sale of the Preferred Stock. Of the approximately $33,700,000 in net proceeds from the sale of the Preferred Stock, approximately $24,000,000 will be used to retire outstanding mortgage indebtedness. The Company intends to use any remaining net proceeds from the offering for working capital and general corporate purposes, including the acquisition of one or more additional properties.

         The Preferred Stock was issued pursuant to the terms of an Articles Supplementary filed with the State Department of Taxation and Assessments of the State of Maryland on January 8, 1998 (the "Articles Supplementary"). Under the Articles Supplementary, the Preferred Stock (i) accrues dividends from the date of original issue at the rate of 8.99% per annum of the liquidation preference ($100) of each share; (ii) is not redeemable, subject to certain exceptions, prior to the tenth anniversary of the date of issuance of the Preferred Stock (the "Tenth Anniversary Date"), after which the Preferred Stock will be redeemable for cash at the option of the Company at a redemption price of $100 per share, plus dividends accrued and unpaid at the redemption date, without interest; (iii) will have no voting rights unless dividends on any shares of the Preferred Stock are in arrears for three or more quarterly periods within any five-year period, at which time the holders of such shares will be entitled to elect two additional directors of the Company until all dividends accumulated on such shares of Preferred Stock have been fully paid; and (iv) is not convertible into or exchangeable for any other securities or property of the Company.

         Upon a Change of Control (as defined in the Articles Supplementary) of the Company, (i) each holder of shares of Preferred Stock shall have the right, at such holder's option, to require the Company to repurchase all or any part of such holder's shares of Preferred Stock for cash at a repurchase price of $100 per share, plus all accrued and unpaid dividends thereon, if any, up to the date fixed for repurchase, without interest, and (ii) the Company shall have the right, at the Company's option, to redeem all or any part of the shares of each holder of Preferred Stock at (a) prior to the Tenth Anniversary Date, the Make-Whole Price (as defined in the Articles Supplementary) and (b) on or subsequent to the Tenth Anniversary Date, the redemption price of $100 per share, plus all accrued and unpaid dividends thereon, if any, up to the date fixed for redemption.

         Pursuant to the terms of the Subscription Agreement, the Company and the Initial Purchasers have agreed that if, at any time prior to the Listing Date (as defined in the Articles Supplementary), the Company should determine that it intends to revoke the exemption granted to a certain initial holder of Preferred Stock which permits such holder to own shares of Preferred Stock in excess of the Ownership Limit (as defined in the Articles Supplementary), (i) the Company shall have an obligation to purchase from such holder, and such holder shall have an obligation to sell to the Company, such shares of Preferred Stock in excess of the Ownership Limit at the Make-Whole Price, and (ii) the Company shall have an obligation to purchase from each other holder of Preferred Stock, and each such other holder

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shall have an obligation to sell to the Company, a pro rata number of the shares of Preferred Stock held by each such other holder at such time.

         Pursuant to the terms of that certain Registration Rights Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers, the Company intends to use its reasonable best efforts to file a shelf registration statement with the Securities and Exchange Commission under the Secuities Act to register the Preferred Stock within no more than one year from the date of issuance.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  Listed below is the exhibit furnished in accordance with Item 601 of Regulation S-K.

                  4.1.     Articles  Supplementary  of  the  Company's Preferred
                           Stock.

                  4.2 Subscription Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers.

                  4.3. Registration Rights Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers.









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on Janaury 22, 1998.

                                        HRE PROPERTIES, INC.

                                        By:  /s/ James R. Moore
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                                             James R. Moore,
                                             Executive Vice President - Chief
                                             Financial Officer











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